UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2014

Grandparents.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

589 Eighth Avenue, 6th Floor New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 646-839-8800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02	Unregistered Sale of Equity Securities.

Since August 6, 2014 (the “Measurement Date”), which is the date Grandparents.com, Inc. (the “Company”) filed a Current Report on Form 8-K under this Item 3.02, the Company has issued shares of its common stock and securities exercisable for shares of its common stock aggregating more than 5% of its issued and outstanding shares of common stock in transactions that were not registered under the Securities Act of 1933, as amended (the “Securities Act”).

Since the Measurement Date, the Company has issued the following securities in transactions that were not registered under the Securities Act and that were not previously reported under Item 3.02 of Form 8-K: (i) to four accredited investors pursuant to separate private transactions, an aggregate of 2,500,000 shares of its common stock and warrants to purchase an aggregate of 625,000 shares of its common stock, such warrants being exercisable for a period of five years at an exercise price of $0.35 per share (subject to customary adjustments), for aggregate gross proceeds to the Company of $625,000; (ii) for services rendered to the Company, by third party service providers, an aggregate of 277,718 shares of its common stock and warrants to purchase an aggregate of 840,910 shares of its common stock, such warrants being exercisable for a period of five years at a price per share of ranging from $0.18 to $0.40 (subject to customary adjustments); and (iii) on November 7, 2014, to Starr Indemnity & Liability Company (“Starr”), pursuant to a strategic alliance agreement (the “Starr Agreement”) originally entered into in January 2013, warrants to acquire up to an aggregate of 21,438,954 shares of its common stock, such warrants being exercisable for a period of five years at an exercise price of $0.05 per share (subject to customary adjustments), which vests as to one-half of the warrant shares upon issuance and the remaining portion of the warrant shares in two equal annual installments on March 1, 2015 and 2016, provided, however, that the warrant shall automatically cease to vest upon termination or expiration of the Starr Agreement.

In issuing the securities described above, the Company relied upon the exemption from registration provided by section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2014	GRANDPARENTS.COM, INC.

	By:	/s/ Steve Leber
Steve Leber
Chairman & Chief Executive Officer